UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 1, 2018 (May 28, 2018)

Kimbell Royalty Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	1-38005	47-5505475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Taylor Street, Suite 810 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 945-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.             Entry into a Material Definitive Agreement.

Haymaker Purchase Agreements

On May 28, 2018, Kimbell Royalty Partners, LP, a Delaware limited partnership (the “Partnership”), entered into (i) a Securities Purchase Agreement (the “HMR Acquisition Purchase Agreement”) by and among the Partnership, Haymaker Minerals & Royalties, LLC, a Delaware limited liability company (“Haymaker Seller 1”), and Haymaker Services, LLC, a Delaware limited liability company (“Haymaker Services), and (ii) a Securities Purchase Agreement (the “HR Acquisition Purchase Agreement” and, together with the HMR Acquisition Purchase Agreement, the “Haymaker Purchase Agreements”) by and among the Partnership, Haymaker Resources, LP, a Delaware limited partnership (“Haymaker Seller 2” and together with the Haymaker Seller 1 the “Haymaker Sellers”), and Haymaker Services.

Pursuant to the terms of the Haymaker Purchase Agreements, the Partnership has agreed to acquire the equity interests in certain subsidiaries owned by the Haymaker Sellers for aggregate consideration at closing consisting of (i) $210 million in cash (the “Cash Consideration”), consisting of $84 million in cash pursuant to the HMR Acquisition Purchase Agreement and $126 million in cash pursuant to the HR Acquisition Purchase Agreement, and (ii) the issuance of 10,000,000 common units representing limited partner interests in the Partnership (“Common Units”), consisting of 4,000,000 Common Units pursuant to the HMR Acquisition Purchase Agreement and 6,000,000 Common Units pursuant to the HR Acquisition Purchase Agreement. The Common Units will be issued in a private placement exempt from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions set forth in Section 4(a)(2) of the Securities Act. The Cash Consideration is subject to certain adjustments as set forth in the Haymaker Purchase Agreements. The transactions contemplated by the Haymaker Purchase Agreements are referred to herein as the “Haymaker Transactions.” Following the consummation of the Haymaker Transactions, the acquired subsidiaries of the Haymaker Sellers will each be wholly owned subsidiaries of the Partnership.

Completion of the Haymaker Transactions is subject to the satisfaction or waiver of certain customary closing conditions as set forth in the Haymaker Purchase Agreements. The Haymaker Transactions are expected to close in the third quarter of 2018, with an effective date of April 1, 2018. The closing of each Haymaker Transaction is conditioned upon, among other factors, the closing of the other Haymaker Transaction.

The Partnership and the Haymaker Sellers each made certain representations, warranties and covenants in the Haymaker Purchase Agreements, including to conduct their respective businesses in the ordinary course during the period between the execution of the Haymaker Purchase Agreements and the closing, subject to certain exceptions. The Partnership, on the one hand, and the Haymaker Sellers, on the other hand (under their separate Haymaker Purchase Agreement), agreed to indemnify each other and their respective officers, directors, employees, consultants, advisors, representatives and agents against certain losses resulting from breaches of their respective representations, warranties and covenants, subject to certain negotiated limitations and survival periods set forth in the Haymaker Purchase Agreements.

The Haymaker Purchase Agreements provide that, during the period from the date of the signing of the Haymaker Purchase Agreements until the closing or termination of the Haymaker Transactions, the Haymaker Sellers will be subject to certain restrictions on their ability to solicit alternative acquisition proposals from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding alternative acquisition proposals. In addition, pursuant to the terms of the Haymaker Purchase Agreements, the Haymaker Sellers have agreed, effective as of the closing of the Haymaker Transactions and subject to certain exceptions, not to dispose of the Common Units for a period of 180 days following the closing. Pursuant to the Haymaker Purchase Agreements, the Partnership has agreed to certain registration rights in favor of the Haymaker Sellers, which are set forth in the Registration Rights Agreement (as defined below).

The Partnership is required under the Haymaker Purchase Agreements, as soon as reasonably practicable following the closing of the Haymaker Transactions, to use its reasonable best efforts to file an information statement pursuant to Regulation 14C with respect to (i) the Partnership’s proposal to change to its U.S. federal income tax status from a partnership to an entity taxable as a corporation and (ii) an amendment to the Partnership’s long-term incentive plan to increase the number of Common Units eligible for issuance under the plan (subject to a cap set forth in the Haymaker Purchase Agreements) (together, the “Proposals”). In connection with the Proposals, the Partnership and the Haymaker Sellers have agreed to consult and cooperate in good faith with each other, prior to the time the information statement is filed, regarding the structure of the Proposals. Under the Haymaker Purchase Agreements, the Haymaker Sellers have agreed, subject to the Partnership’s compliance with its obligations, to sign a written consent or otherwise vote in favor of the Proposals on the record date set by the Partnership’s general partner for such written consent.

The Partnership and the applicable Haymaker Sellers may each terminate the Haymaker Purchase Agreements if the other party commits certain breaches of its representations and warranties or fails to perform its covenants and agreements, or if a governmental authority has issued a final order prohibiting the consummation of the Haymaker Transactions, in each case, subject to certain exceptions. Furthermore, the Haymaker Purchase Agreements may be terminated if the Haymaker Transactions have not been consummated by July 27, 2018.

The foregoing description of the Haymaker Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the text of the Haymaker Purchase Agreements, which is filed as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

The Haymaker Purchase Agreements are filed herewith to provide investors with information regarding their respective terms. The Haymaker Purchase Agreements are not intended to provide any other factual information about the parties to those agreements. In particular, the assertions embodied in the representations and warranties contained in the Haymaker Purchase Agreements were made as of the date of the Haymaker Purchase Agreements only and are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Haymaker Purchase Agreements. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Haymaker Purchase Agreements. Moreover, certain representations and warranties in the Haymaker Purchase Agreements may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Haymaker Purchase Agreements as characterizations of the actual statements of fact about the parties.

Series A Preferred Unit Purchase Agreement

On May 28, 2018, the Partnership entered into a Series A Preferred Unit Purchase Agreement (the “Preferred Purchase Agreement”) with certain affiliates of Apollo Capital Management, L.P. (collectively, the “Purchasers”) to issue and sell 110,000 Series A Cumulative Convertible Preferred Units representing limited partner interests in the Partnership (the “Preferred Units”) for a cash purchase price of $1,000 per Preferred Unit (the “Issue Price”), resulting in gross proceeds to the Partnership of $110 million. The Preferred Units will be issued in a private placement (the “Private Placement”) exempt from the registration requirements of the Securities, in reliance on the exemptions set forth in Section 4(a)(2) of the Securities Act. The closing of the Private Placement is subject to customary closing conditions, including the concurrent closing of the Haymaker Transactions. The Partnership expects to use the proceeds from the Private Placement to partially fund the cash purchase price of the Haymaker Transactions.

The Preferred Purchase Agreement contains customary representations, warranties and covenants of the Partnership and the Purchasers. The Partnership, on the one hand, and the Purchasers, on the other hand, agreed to indemnify each other and their representatives against certain losses resulting from breaches of their respective representations, warranties and covenants, subject to certain negotiated limitations and survival periods set forth in the Preferred Purchase Agreement.

Pursuant to the Preferred Purchase Agreement, in connection with the closing of the Private Placement, Kimbell Royalty GP, LLC, the general partner of the Partnership, will execute Amendment No. 1, including a Supplemental Terms Annex thereto, to the Amended and Restated Agreement of

Limited Partnership of the Partnership (as so amended, the “Amended Partnership Agreement”), which authorizes and establishes the rights and preferences of the Preferred Units. The Preferred Units will be a new class of security that will rank senior to all classes or series of limited partner interests of the Partnership with respect to distribution rights. The Preferred Units will vote on an as-converted basis with the Common Units and will have certain other class voting rights, including with respect to, certain incurrences of debt and any amendment to the Amended Partnership Agreement if the amendment is materially adverse to any of the rights, preferences or privileges of the Preferred Units.

Commencing with the quarter ending September 30, 2018 and continuing until the conversion of the Preferred Units into Common Units or their redemption, holders of the Preferred Units will receive cumulative quarterly distributions equal to 7.0% per annum plus accrued and unpaid distributions. The Partnership has the right, in any four non-consecutive quarters, to elect not to pay such quarterly distribution in cash and instead have the unpaid distribution amount added to the liquidation preference at the rate of 10.0% per annum. If the Partnership makes such an election in consecutive quarters or otherwise materially breaches its obligations, the distribution rate will increase to 20.0% per annum until the accumulated distributions are paid or the breach is cured, as applicable. Each holder of Preferred Units will have the right to share in any special distributions by the Partnership of cash, securities or other property pro rata with the Common Units on an as-converted basis, subject to customary adjustments. The Partnership cannot pay any distributions on any junior securities, including any of the Common Units, prior to paying the quarterly distribution payable to the Preferred Units, including any previously accrued and unpaid distributions.

Beginning with the earlier of (i) the second anniversary of the closing of the Private Placement and (ii) immediately prior to a liquidation of the Partnership, each holder of the Preferred Units may, at any time (but not more often than once per quarter), elect to convert all or any portion of its Preferred Units into a number of Common Units determined by multiplying the number of Preferred Units to be converted by the then-applicable conversion rate, provided that any conversion (a) is for at least $10 million or such lesser amount that covers all of the holders’ remaining Preferred Units and (b) the closing price of the Common Units is at least 130% of the conversion price of $18.50, subject to certain anti-dilution adjustments (the “Conversion Price”) for 20 trading days during the 30-trading day period immediately preceding the conversion notice.

At any time on or after the second anniversary of the closing of the Private Placement, the Partnership will have the option to convert all or any portion of the Preferred Units into a number of Common Units determined by the then-applicable conversion rate, provided that (i) any conversion is for at least $10 million or such lesser amount that covers all of the holders’ Preferred Units, (ii) the Common Units are listed for, or admitted to, trading on a national securities exchange, (iii) the closing price of the Common Units is at least 160% of the Conversion Price for 20 trading days during the 30-trading day period immediately preceding the conversion notice and (iv) the Partnership has an effective registration statement on file with the U.S. Securities and Exchange Commission (the “Commission”) covering resales of the underlying Common Units to be received by the holders of Preferred Units upon such conversion.

At the Partnership’s option at any time or at the option of the holders of the Preferred Units beginning seven years after the closing of the Private Placement or in the event of a change of control, the Preferred Units may be redeemed for a cash amount per Preferred Unit equal to (i) the product of (A) the number of outstanding Preferred Units multiplied by (B) the greatest of (1) an amount (together with all prior distributions made in respect of such Preferred Unit) necessary to achieve the Minimum IRR (as defined below), (2) an amount (together with all prior distributions made in respect of such Preferred Unit) necessary to achieve a return on investment equal to 1.2 times with respect to such Preferred Unit and (3) the Issue Price plus accrued and unpaid distributions. For purposes of this paragraph, “Minimum IRR” means as of any measurement date: (a) prior to the fifth anniversary of closing of the Private Placement, a 13.0% internal rate of return with respect to the Preferred Units; (b) on or after the fifth anniversary of closing of the Private Placement and prior to the sixth anniversary of closing of the Private Placement, a 14.0% internal rate of return with respect to the Preferred Units; and (c) on or after the sixth anniversary of closing of the Private Placement, a 15.0% internal rate of return with respect to the Preferred Units.

As a condition to the closing of the Private Placement, the Partnership agreed to grant holders of the Preferred Units board observer rights beginning three years after the closing of the Private Placement, and board appointment rights beginning four years after the closing of the Private Placement and in the case of events of default with respect to the Preferred Units.

In connection with the Proposals, the Partnership and the Purchasers have agreed to consult and cooperate in good faith with each other, prior to the time the information statement is filed, regarding the structure of the Proposals. Under the Preferred Purchase Agreement, the Purchasers have agreed, subject to the Partnership’s compliance with its obligations, to sign a written consent or otherwise vote in favor of such proposals on the record date set by the Partnership’s general partner for such written consent.

The foregoing description of the Preferred Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Preferred Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Registration Rights Agreement

Pursuant to the terms of the Haymaker Purchase Agreements and the Preferred Purchase Agreement, upon the closing of each of the Haymaker Transactions and the transactions contemplated under the Preferred Purchase Agreement, the Partnership will enter into a registration rights agreement (the “Registration Rights Agreement”) with the Haymaker Sellers and the Purchasers, pursuant to which, among other things, the Partnership will (i) prepare, file with the Commission and use its reasonable best efforts to cause to become effective within 160 days of the execution of the Registration Rights Agreement, a shelf registration statement (the “Shelf Registration Statement”) with respect to the resale of the Common Units to be issued to the Haymaker Sellers under the Haymaker Purchase Agreements and issuable upon conversion of the Preferred Units by the Purchasers (all such Common Units being “Registrable Securities”) that would permit some or all of the Registrable Securities to be resold in registered transactions, (ii) use its reasonable best efforts to maintain the effectiveness of the Shelf Registration Statement while the Haymaker Sellers, the Purchasers and each of their transferees that hold Registrable Securities are in possession of Registrable Securities and (iii) under certain circumstances, initiate underwritten offerings for the Registrable Securities.

If the Shelf Registration Statement is not effective prior to the 180th day after the execution of the Registration Rights Agreement and, likewise, if a Shelf Registration Statement is not effective prior to the day the Preferred Units are convertible into Common Units pursuant to the Amended Partnership Agreement, then the Haymaker Sellers and the Purchasers, as applicable, will be entitled to certain liquidated damages as set forth in the Registration Rights Agreement.

In addition, the Registration Rights Agreement permits the Haymaker Sellers and the Purchasers to request to sell any or all of their Registrable Securities in an underwritten offering that is registered pursuant to a Shelf Registration Statement, subject to certain exceptions, including, among other things, that the gross proceeds from the sale are reasonably expected to exceed $50 million in the aggregate.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the form of the Registration Rights Agreement, which is filed as Exhibit F to the Haymaker Purchase Agreements, and is incorporated by reference into this Item 1.01.

Amendment to the Existing Credit Agreement

On May 28, 2018, in connection with the Partnership’s entry into the Haymaker Purchase Agreements, the Partnership entered into a commitment letter (the “Commitment Letter”) with Frost Bank, Wells Fargo Bank, National Association and Credit Suisse AG, Cayman Islands Branch (collectively, the “Commitment Parties”), pursuant to which the Commitment Parties committed to provide revolving loans of up to $200 million (the “Upsized Credit Facility”) pursuant to an amendment (the “Financing Amendment”) to the Partnership’s existing Credit Agreement, dated as of January 11, 2017 (the “Existing Credit Agreement”), by and among the Partnership, the lenders party thereto and Frost Bank, as administrative agent. Proceeds of the revolving loans will be used (i) to partially fund the cash purchase price of the Haymaker Transactions, and to pay related transaction costs, fees and expenses, (ii) for the acquisition and development of oil and gas properties, (iii) to provide working capital from time to time for the Partnership and (iv) for other general partnership purposes of the Partnership and its subsidiaries. The commitments to enter into the Financing Amendment and provide the revolving loans under the Upsized Credit Facility on the closing date of the Haymaker Transactions are subject to certain conditions, including the execution and delivery of definitive documentation for the Financing Amendment and related agreements, the substantially concurrent consummation of the transactions under the Haymaker Purchase Agreements, the consummation of the issuance of the Preferred Units and the absence of any material adverse effect with respect to the acquired subsidiaries of the Haymaker Sellers. The Partnership will pay customary fees and expenses in connection with obtaining the Commitment Letter and the commitments. Among other termination rights, the obligations of the Commitment Parties under Commitment Letter will terminate automatically upon the earliest to occur of: (a) the consummation of the Haymaker Transactions (with or without the use of the Upsized Credit Facility), (b) 11:59 p.m., New York City time, on August 13, 2018 and (c) the termination of either Haymaker Purchase Agreement by the Partnership (or its affiliates) in writing or with the Partnership’s (or its affiliates’) written consent or otherwise in accordance with its terms, prior to closing of the Haymaker Transactions.

In addition, pursuant to the terms of the Commitment Letter, the Financing Amendment will amend the Existing Credit Agreement to provide for, among other things, (i) limitations on the Partnership’s ability to incur certain debt or issue preferred equity (other than the Preferred Units), (ii) limitations on redemptions of the Preferred Units unless certain conditions are satisfied, (iii) increased limitations on the Partnership’s ability to dispose of certain assets or encumber certain assets, (iv) a decrease in the applicable margin under the Existing Credit Agreement, which varies based upon the level of Borrowing Base usage, by 0.25% for each applicable level as set forth in the Commitment Letter, such that the applicable margin will range from 1.00% to 2.00% in the case of ABR Loans (as defined in the Existing Credit Agreement) and 2.00% to 3.00% in the case of LIBOR Loans (as defined in the Existing Credit Agreement) and (v) any amendment necessary to effect the intended change of the Partnership’s U.S. federal income tax status from a pass-through partnership to an entity taxable as a corporation. Further, the Commitment Parties agreed to increase the Borrowing Base to $200 million at the closing of the Haymaker Transactions.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the text of the Commitment Letter, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the caption “Amendment to the Existing Credit Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.             Unregistered Sales of Equity Securities.

The information set forth under the captions “Haymaker Purchase Agreements” and “Series A Preferred Unit Purchase Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The private placements of the Common Units under the Haymaker Purchase Agreements and the Preferred Units pursuant to the Preferred Units Purchase Agreement have been undertaken in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.

Item 3.03.             Material Modification to Rights of Security Holders.

In connection with the closing of the Private Placement, the Partnership has agreed to issue the Preferred Units pursuant to the Preferred Purchase Agreement, which Preferred Units entitle their holders to certain rights that are senior to the rights of holders of Common Units, such as rights to certain distributions and rights upon liquidation of the Partnership. In addition, in connection with the closing of the Private Placement, the Partnership will enter into the Registration Rights Agreement with the Purchaser and the Haymaker Sellers relating to the registered resale of the Registrable Securities. The general effect of the issuance of the Preferred Units and entry into the Registration Rights Agreement upon the rights of the holders of Common Units is more fully described under the captions “Series A Preferred Unit Purchase Agreement” and “Registration Rights Agreement” in Item 1.01 of this Current Report on Form 8-K, which descriptions are incorporated by reference into this Item 3.03.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Number	Description
2.1*	Securities Purchase Agreement, dated as of May 28, 2018, by and among Kimbell Royalty Partners, LP, Haymaker Minerals & Royalties, LLC and Haymaker Services, LLC

2.2*	Securities Purchase Agreement, dated as of May 28, 2018, by and among Kimbell Royalty Partners, LP, Haymaker Resources, LP and Haymaker Services, LLC

10.1

Preferred Units Purchase Agreement, dated as of May 28, 2018, by and among Kimbell Royalty Partners, LP and AA Direct, L.P., AP KRP Holdings, L.P., AIE III Investments, L.P., Apollo Kings Alley Credit SPV, L.P., Apollo SPN Investments I (Credit), LLC, Apollo Thunder Partners, L.P., ATCF Subsidiary (DC), LLC, Apollo Union Street SPV, L.P., Zeus Strategic US Holdings, L.P. and Apollo Lincoln Private Credit Fund, L.P.

10.2

Commitment Letter, dated as of May 28, 2018, by and between Kimbell Royalty Partners, LP and Frost Bank, Wells Fargo Bank, National Association, Credit Suisse AG, Cayman Islands Branch, Wells Fargo Securities, LLC and Credit Suisse Loan Funding LLC

* The schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally a copy of each such schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBELL ROYALTY PARTNERS, LP

	By:	Kimbell Royalty GP, LLC,
its general partner

	By:	/s/ Matthew S. Daly
Matthew S. Daly
Chief Operating Officer

Date: June 1, 2018